UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          LEUCADIA NATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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
                          LEUCADIA NATIONAL CORPORATION

                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010

                                  -----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 11, 2004

                                  -----------

                                                                  April 16, 2004

To our common shareholders:

           You are cordially invited to attend the annual meeting of shareholders of Leucadia National Corporation to be held on May 11, 2004, at 11:00 a.m., at Credit Suisse First Boston, 11 Madison Avenue, Level 2B Auditorium, New York, New York:

           1. To elect eight directors.

           2. To approve an amendment to our certificate of incorporation extending the expiration date of certain restrictions on the transferability of our common shares to December 31, 2024. Currently, the transfer restrictions expire on December 31, 2005.

           3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors to audit the consolidated financial statements of our company and our subsidiaries for the year ended December 31, 2004.

           4. To transact any other business as may properly come before the meeting or any adjournments of the meeting.

           Only holders of record of our common shares at the close of business on April 8, 2004 will be entitled to notice of and to vote at the meeting. Please vote your shares, either (i) by signing, dating and mailing the enclosed proxy card in the accompanying postage prepaid envelope, (ii) by telephone using the toll-free telephone number printed on the proxy card, or (iii) by voting on the Internet, using the instructions printed on the proxy card. This will assure that your shares are represented at the meeting.

                                        By Order of the Board of Directors.

                                        /s/ Laura E. Ulbrandt
                                        LAURA E. ULBRANDT
                                        Secretary


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
                          LEUCADIA NATIONAL CORPORATION

                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010

                                  -----------

                                 PROXY STATEMENT

                                  -----------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  -----------

                                                                  April 16, 2004

           This proxy statement is being furnished to the shareholders of Leucadia National Corporation, a New York corporation, in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of shareholders of the company to be held on May 11, 2004 and at any adjournments thereof.

           At the meeting, shareholders will be asked:

           1. To elect eight directors.

           2. To approve an amendment to our certificate of incorporation extending the expiration date of certain restrictions on the transferability of our common shares to December 31, 2024. Currently, the transfer restrictions expire on December 31, 2005.

           3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors to audit the consolidated financial statements of our company and our subsidiaries for the year ended December 31, 2004.

           4. To transact any other business as may properly come before the meeting or any adjournments of the meeting.

           The Board of Directors has fixed the close of business on April 8, 2004 as the record date for the determination of the holders of our common shares, par value $1.00 per share, entitled to notice of and to vote at the meeting. Each eligible shareholder will be entitled to one vote for each common share held on all matters to come before the meeting and may vote in person or by proxy by completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope or, as indicated on the proxy card, by voting on the Internet or by voting by telephone. At the close of business on April 8, 2004, there were 70,872,502 common shares entitled to vote.

           This proxy statement and the accompanying form of proxy are first being sent to holders of the common shares on or about April 16, 2004.

                                   THE MEETING

DATE, TIME AND PLACE

           The annual meeting will be held on May 11, 2004, at 11:00 a.m., local time, at Credit Suisse First Boston, 11 Madison Avenue, Level 2B Auditorium, New York, New York.

MATTERS TO BE CONSIDERED

           At the meeting, shareholders will be asked to consider and vote to elect eight directors, to approve an amendment to our certificate of incorporation extending the expiration date of certain restrictions on the transferability of our common shares to December 31, 2024 and to ratify the selection of independent auditors. See "ELECTION OF DIRECTORS," "PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION" and "RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS." The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

           Shareholders as of the record date, i.e., the close of business on April 8, 2004, are entitled to notice of and to vote at the meeting. As of the record date, there were 70,872,502 common shares outstanding and entitled to vote, with each share entitled to one vote.

REQUIRED VOTES

           Election of Directors. Under New York law, the affirmative vote of the holders of a plurality of the common shares voted at the meeting is required to elect each director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward the nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withholds authority to vote for the nominee, including broker non-votes, will not be counted toward the nominee's achievement of a plurality.

           Approval of Amendment to Certificate of Incorporation. Approval of the amendment to our certificate of incorporation requires the affirmative vote of the holders of a majority of the outstanding common shares. Abstentions and broker non-votes will be treated as votes against the proposal to approve the amendment to our certificate of incorporation.

           Selection of Auditors. The ratification of the selection of PricewaterhouseCoopers LLP as independent auditors is being submitted to shareholders because we believe that this action follows sound corporate practice and is in the best interests of the shareholders. If the shareholders do not ratify the selection by the affirmative vote of the holders of a majority of the common shares voted at the meeting, the Audit Committee of the Board of Directors will reconsider the selection of independent auditors, but such a vote will not be binding on the Audit Committee. If the shareholders ratify the selection, the Audit Committee, in its discretion, may still direct the appointment of new independent auditors at any time during the year if they believe that this change would be in our and our shareholders' best interests. Abstentions and broker non-votes are not counted in determining the votes cast in connection with the ratification of auditors, but do have the effect of reducing the number of affirmative votes required to achieve a majority for this matter by reducing the total number of shares from which the majority is calculated.

           Ian M. Cumming, Chairman of the Board of Directors of our company, beneficially owns 9,001,795 or approximately 12.7% of the common shares outstanding at the record date, excluding 370,000 common shares which Mr. Cumming and his family currently have the right to acquire upon the exercise of warrants. Joseph S. Steinberg, a Director and President of our company, beneficially owns 8,818,385 or approximately 12.4% of the common shares outstanding at the record date, excluding 400,000 common shares which Mr. Steinberg currently has the right to acquire upon exercise of warrants. Two trusts for the benefit of Mr. Steinberg's children beneficially own 1,107,646 or approximately 1.6% of the common shares outstanding at the record date. Mr. Steinberg disclaims beneficial ownership of the common shares held by these trusts. The Cumming Foundation, a private charitable foundation established by Mr. Cumming, beneficially owns 29,734 or less than .1% of the common shares outstanding at the record date. Mr. Cumming disclaims beneficial ownership of the common shares held by his private charitable foundation. Messrs. Cumming and Steinberg have advised us that they intend to cause all common shares that they beneficially own and, in the case of Mr. Cumming, all common shares beneficially owned by his charitable foundation, to be voted in favor of each nominee named herein, the proposed amendment to our certificate of incorporation and ratification of the selection of independent auditors. In addition to Messrs. Cumming and Steinberg, all our other directors and officers beneficially own approximately .2% of the common shares outstanding at the record date, excluding common shares acquirable upon the exercise of options.

VOTING AND REVOCATION OF PROXIES

           Shareholders are requested to vote by proxy in one of three ways:

               o    Use the toll-free telephone number shown on your proxy card;

               o Visit the Internet website at www.voteproxy.com and follow the on-screen instructions; or

               o Mail, date, sign and promptly return your proxy card in the enclosed postage prepaid envelope.

           Common shares represented by properly executed proxies, received by us or voted by telephone or via the Internet, which are not revoked will be voted at the meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR election of each nominee for director named, FOR approval of the proposed amendment to our certificate of incorporation and FOR ratification of the selection of independent auditors.

           Voting instructions, including instructions for both telephonic and Internet voting, are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders' instructions have been recorded properly. A control number, located on the proxy card, will identify shareholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder. If you do vote by Internet or telephone, it will not be necessary to return your proxy card.

           If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.

           If a shareholder neither returns a signed proxy card, votes by the Internet or by telephone, nor attends the meeting and votes in person, his or her shares will not be voted.

           Any proxy signed and returned by a shareholder or voted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of our company, at our address set forth herein, by executing and delivering a later-dated proxy, either in writing, by telephone or via the Internet, or by voting in person at the meeting. Attendance at the meeting will not alone constitute revocation of a proxy.

PROXY SOLICITATION

           We will bear the costs of solicitation of proxies for the meeting. In addition to solicitation by mail, directors, officers and our regular employees may solicit proxies from shareholders by telephone, telegram, personal interview or otherwise. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. In addition to solicitation by our directors, officers and employees, we have engaged Innisfree M&A Incorporated, a proxy solicitation agent, in connection with the solicitation of proxies for the meeting. We will bear the costs of the fees for the solicitation agent, which are not expected to exceed $6,000. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of common shares held of record by them, and these custodians will be reimbursed for their reasonable expenses.

INDEPENDENT AUDITORS

           We have been advised that representatives of PricewaterhouseCoopers LLP, our independent auditors for 2003, will attend the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                              ELECTION OF DIRECTORS

           At the meeting, eight directors are to be elected to serve until the next meeting or until their successors are elected and qualified. All of the following nominees are currently serving as directors. At a meeting of the Board of Directors held on March 9, 2004, upon unanimous recommendation of the Nominating and Governance Committee, the Board of Directors unanimously voted in favor of increasing the size of the Board of Directors to eight members and elected Alan J. Hirschfield and Jeffrey C. Keil as directors to fill such newly created directorships, effective April 1, 2004. Each of Mr. Hirschfield and Mr. Keil were recommended to the Nominating and Corporate Governance Committee by the Chairman of the Board and the President. Mr. Hirschfield and Mr. Keil had served as Leucadia's designees to the Board of Directors of WilTel Communications Group, Inc. from WilTel's emergence from chapter 11 proceedings in October 2002 until it became a wholly-owned subsidiary of ours in November 2003.

           The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the eight nominees named by the Board of Directors and listed on the following table. The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for the substitute nominees as the Board of Directors may propose. The following information is as of April 8, 2004.

NAME AND PRESENT POSITION,          AGE, PERIOD SERVED AS DIRECTOR, OTHER
IF ANY, WITH THE COMPANY            BUSINESS EXPERIENCE DURING THE LAST FIVE
------------------------            YEARS AND FAMILY RELATIONSHIPS, IF ANY
                                    -----------------------------------------
Ian M. Cumming,
  Chairman of the Board............ Mr. Cumming, 63, has served as a director and our Chairman of the Board since June
                                    1978. In addition, he is Chairman of the Board of The FINOVA Group Inc. FINOVA is a middle market lender, in which we have an indirect 25% equity interest. Mr. Cumming is also a director of Skywest, Inc., a Utah-based regional air carrier, and HomeFed
                                    Corporation, a publicly held real estate development company, in which we have an approximate 30% equity interest, Mr. Cumming has an approximate 9.4% equity interest and a private charitable foundation as to which Mr. Cumming disclaims beneficial ownership has a less than .1% equity interest.

NAME AND PRESENT POSITION,          AGE, PERIOD SERVED AS DIRECTOR, OTHER
IF ANY, WITH THE COMPANY            BUSINESS EXPERIENCE DURING THE LAST FIVE
------------------------            YEARS AND FAMILY RELATIONSHIPS, IF ANY
                                    -----------------------------------------
Paul M. Dougan..................... Mr. Dougan, 66, has served as a director since May 1985. He has been a director and President and Chief Executive Officer of
                                    Equity Oil Company, a company engaged in oil and gas exploration and production, since
                                    January 1994.

Lawrence D. Glaubinger............. Mr. Glaubinger, 78, has served as a director since May 1979. Mr. Glaubinger is a private investor. He was Chairman of the Board of Stern & Stern Industries, Inc., a New York corporation, which primarily manufactures and sells industrial textiles, from November 1977 through 2000. He has also been President of Lawrence Economic Consulting Inc., a management consulting firm, since January 1977 and a manager of Bee Gee Trading Company LLC, a private commodities trading company, since July 2003. Mr. Glaubinger is a director of Marisa Christina Inc., an importer of women's clothing.

Alan J. Hirschfield................ Mr. Hirschfield, 68, has served as a director since April 2004. Mr. Hirschfield is a private investor and consultant. From 1992 to 2000, he was Co-Chief Executive Officer of Data Broadcasting Corporation, which merged with Financial Times/Pearsons, Inc. Prior to that time, Mr. Hirschfield has held executive positions in the financial and media industries. He is a director of Carmike Cinemas, Inc., a publicly held motion picture exhibitor in the United States, in which we have an approximate 6% equity interest, Interactive Data Corporation (formerly Data Broadcasting Corporation), a global provider of financial and business information, Peregrine Systems Inc., a business software provider, and J Net Enterprises, Inc., a holding company, and is a director and Vice-Chairman of Cantel Medical Corp., a healthcare company.

James E. Jordan.................... Mr. Jordan, 60, has served as a director since February 1981. Since July 2002, Mr.
                                    Jordan has been the Managing Director of Arnhold and S. Bleichroeder Advisers, LLC, a privately owned global investment management company. Prior to that time, Mr. Jordan was a private investor and from October 1986 to June 1997, he was the President of The William Penn Corporation, a holding company for an investment advisor to the William Penn family of mutual funds. During that period, we beneficially owned approximately 19.7% of the common stock of William Penn. Mr. Jordan is a director of First Eagle family of mutual funds and JZ Equity Partners Plc., a British investment trust company.

Jeffrey C. Keil.................... Mr. Keil, 60, has served as a director since
                                    April 2004. Mr. Keil has been President of
                                    Ellesse, LLC, a private advisory company, since July 2001. From January 1998 to June 2001, Mr. Keil was Chairman of the Executive Committee of International Real Returns, LLC, a private investment advisor. From 1996 to January 1998, Mr. Keil was a General Partner of Keil Investment Partners, a private fund that invested in the financial sector in Israel. From 1984 to 1996, Mr. Keil was President and a director of Republic New York Corporation and Vice Chairman of Republic National Bank of New York. He is a director of Anthracite Capital, Inc., a real estate finance company.

NAME AND PRESENT POSITION,          AGE, PERIOD SERVED AS DIRECTOR, OTHER
IF ANY, WITH THE COMPANY            BUSINESS EXPERIENCE DURING THE LAST FIVE
------------------------            YEARS AND FAMILY RELATIONSHIPS, IF ANY
                                    -----------------------------------------
Jesse Clyde Nichols, III........... Mr. Nichols, 64, has served as a director since June 1978. Mr. Nichols is a private investor. He was President, from May 1974 through 2000, of Nichols Industries, Inc., a diversified holding company.

Joseph S. Steinberg, President..... Mr. Steinberg, 60, has served as a director since December 1978 and as our President since January 1979. He is also a director of FINOVA, Jordan Industries, Inc., a public company, of which we beneficially own approximately 10.1% of the common stock, which owns and manages manufacturing companies, and White Mountains Insurance Group, Ltd., a publicly traded insurance holding company in which we have a less than 5% equity interest. In addition, Mr. Steinberg is Chairman of the Board of HomeFed; Mr. Steinberg has an approximate 8.7% equity interest in HomeFed, trusts for the benefit of Mr. Steinberg's children have a 1.1% equity interest and a private charitable trust as to which Mr. Steinberg disclaims beneficial ownership has a less than .1% equity interest.

     The Board of Directors recommends a vote FOR the above-named nominees.

                             INFORMATION CONCERNING


                   THE BOARD OF DIRECTORS AND BOARD COMMITTEES

THE BOARD OF DIRECTORS

           In accordance with the requirements of the New York Stock Exchange, the principal exchange on which the company's common shares are traded, the Board has determined that each of our directors is independent, other than Ian
M. Cumming and Joseph S. Steinberg, the Chairman and the President, respectively, of our company.

MEETINGS AND COMMITTEES

           During 2003, the Board of Directors held nine meetings and took action on numerous other occasions.

           The Board of Directors has a standing Audit Committee, Executive Committee, Compensation Committee and Nominating and Corporate Governance Committee.

           The functions of the Audit Committee are to assist the Board of Directors in fulfilling its responsibility to oversee the conduct and integrity of our financial reporting and financial statements filed with the Securities and Exchange Commission, the scope and performance of our internal audit function, our systems of internal accounting and financial disclosure controls, compliance with legal and regulatory requirements, our Code of Business Practice and Code of Practice, and preparation of the audit committee report. In discharging its duties, the Audit Committee, among other things, has the sole authority to appoint (subject to shareholder ratification, which is not binding on the Audit Committee), compensate (including fee pre-approvals), evaluate and replace the independent auditors, oversee their scope of work, independence and their engagement for any other services, and meets independently with those persons performing the company's internal auditing function, as well as the company's independent auditors and senior management.

           During 2003, the Chairman of the Audit Committee met once with our management and independent auditors, and the Audit Committee as a whole met with management and the independent auditors nine times. At such meetings, the Audit Committee also met with the independent auditors without management present. The Board of Directors has adopted a charter for the Audit Committee, which is attached as Annex A and is also available on our website, www.leucadia.com. See "Annual Report and Company Information" below. Prior to April 1, 2004, the Audit Committee members were Messrs. Jordan (Chairman), Glaubinger and Nichols. Effective April 1, 2004, the Audit Committee consists of Messrs. Keil (Chairman), Dougan, Hirschfield, Jordan and Nichols. The Board has determined that each of Messrs. Keil and Hirschfield is qualified as an audit committee financial expert within the meaning of regulations of the Securities and Exchange Commission, thereby satisfying the financial expertise requirement of the listing standards of the New York Stock Exchange, and that each member of the Audit Committee is financially literate.

           The function of the Executive Committee is to exercise the authority of the Board of Directors in the management of our business at such times as the full Board of Directors is unavailable in accordance with New York law. The Executive Committee, which did not meet during 2003, consists of Messrs. Cumming (Chairman), Steinberg, Jordan and Glaubinger.

           The functions of the Compensation Committee (formerly, the Employee Benefits Committee) are to review compensation of the Chairman of the Board and President, and employee benefit and incentive plans, including the 2003 Senior Executive Annual Incentive Bonus Plan and the Senior Executive Warrant Plan and, effective as of April 1, 2004, administer our 1999 Stock Option Plan. The Board of Directors has adopted a charter for the Compensation Committee, which is attached as Annex B and is also available on our website. See "Annual Report and Company Information" below. The Compensation Committee met three times during 2003. The Compensation Committee consists of Messrs. Nichols (Chairman), Glaubinger and Jordan.

           Prior to April 1, 2004, the Option Committee administered the terms of our 1999 Stock Option Plan. The Option Committee took action on two occasions during 2003 and consisted of Messrs. Jordan (Chairman), Glaubinger and Nichols. Effective April 1, 2004, the Option Committee was disbanded and the responsibilities of the Committee were transferred to the Compensation Committee.

           The function of the Nominating and Corporate Governance Committee (formerly, the Nominating Committee) is to assist the Board by identifying qualified candidates to serve as directors and recommend to the Board candidates for election to the Board; developing and recommending to the Board corporate governance guidelines; overseeing the evaluations of the Board and management; and conducting an annual performance self-evaluation The Board of Directors has adopted a charter for the Nominating and Corporate Governance Committee, which is attached as Annex C and is also available on our website. See "Annual Report and Company Information" below. The Nominating Committee took action on one occasion during 2003 and consists of Messrs. Jordan (Chairman), Dougan and Nichols.

           The information contained in this proxy statement with respect to the Audit Committee charter, the Compensation Committee charter, the Nominating and Corporate Governance Committee charter and the independence of the non-management members of the Board of Directors shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in a filing.

           A shareholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting if written notice of that shareholder's intent to make the nomination has been given to us, with respect to an election to be held at an annual meeting of shareholders, not less than 120 days before the first anniversary of our proxy statement in connection with the last annual meeting, and, with respect to an election to be held at a special meeting of shareholders, not later than the tenth day following the date on which notice of the meeting is first given to shareholders. The notice shall include the name and address of the shareholder and his or her nominees, a representation that the shareholder is entitled to vote at the meeting and intends to nominate the person, a description of all arrangements or understandings between the shareholder and each nominee, other information as would be required to be included in a proxy statement soliciting proxies for the election of the shareholder's nominees, and the consent of each nominee to serve as a director of the company if so elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the company. We did not receive any nominations from shareholders for election as directors at the meeting. See "Proposals by Shareholders" for the deadline for nominating persons for election as directors for the 2005 annual meeting.

ATTENDANCE

           All directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served. Under our Corporate Governance Guidelines, each director is expected to dedicate sufficient time to the performance of his duties as a director, including by attending meetings of the shareholders, the Board and committees of which he is a member. All directors attended the annual meeting of shareholders in May 2003. A copy of our Corporate Governance Guidelines is available on our website.

MEETINGS OF NON-MANAGEMENT DIRECTORS

           The Board of Directors has determined that the non-management members of the Board of Directors will meet regularly in executive session outside the presence of any member of management, in conjunction with regularly scheduled meetings of the Board. No formal Board action may be taken at any executive session. At each executive session, one non-management director will be designated by the non-management directors present to serve as the presiding director to chair that executive session.

COMMUNICATING WITH THE BOARD

           Shareholders and other parties interested in communicating directly with the non-management directors as a group may do so by writing to the Non-Management Members of the Board of Directors, c/o Corporate Secretary, Leucadia National Corporation, 315 Park Avenue South, New York, New York 10010. The Corporate Secretary will review all correspondence and regularly forward to the non-management members of the Board a summary of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires attention. Non-management directors may at any time review a log of all correspondence received by the company that is addressed to non-management members of the Board and request copies of all such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee.

CODE OF PRACTICE

           We have a Code of Business Practice, which is applicable to all directors, officers and employees of the company, and includes a Code of Practice applicable to our principal executive officers and senior financial officers. Both the Code of Business Practice and the Code of Practice are available on our website. The company intends to post amendments to or waivers from our Code of Practice applicable to our principal executive officers and senior financial officers on its website.

                  PRESENT BENEFICIAL OWNERSHIP OF COMMON SHARES

           Set forth below is certain information as of April 8, 2004 with respect to the beneficial ownership of common shares by (1) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding common shares, which is our only class of voting securities, (2) each director and nominee for director, (3) each of the executive officers named in the Summary Compensation Table under "Executive Compensation," (4) two trusts for the benefit of Mr. Steinberg's children and the private charitable foundation established by Mr. Cumming, and (5) all of our executive officers and directors as a group. Unless otherwise stated, the business address of each person listed is c/o Leucadia National Corporation, 315 Park Avenue South, New York, New York 10010.

                                                                                    Number of Shares
Name and Address                                                                      and Nature of                    Percent
of Beneficial Owner                                                               Beneficial Ownership                 of Class
-------------------                                                               --------------------                 --------
Group consisting of
  Fairholme Capital Management, L.L.C.
  and Bruce R. Berkowitz (a)(b)..............................................         3,973,781                         5.6%
Group consisting of
Mutual Beacon Fund, Mutual Discovery Fund, Mutual
  Financial Services Fund, Mutual Qualified Fund, Mutual
  Shares Fund, Mutual Beacon Fund (Canada), Mutual
  Discovery Fund (Canada), Mutual Discovery Securities
  Fund, Mutual Shares Securities Fund, Franklin Mutual
  Beacon Fund and Masters' Select Value Fund (c)(d)..........................         4,256,319                         6.0%
Ian M. Cumming...............................................................         9,371,795    (e)(f)              13.2%
Paul M. Dougan...............................................................             6,850    (g)                  *
Lawrence D. Glaubinger.......................................................            83,500    (h)                   .1%
Alan J. Hirschfield..........................................................                 -                          -
James E. Jordan..............................................................            39,500    (i)                  *
Jeffrey C. Keil..............................................................                 -                          -
Thomas E. Mara...............................................................            25,000    (j)                  *
Jesse Clyde Nichols, III.....................................................            68,439    (i)                  *
Joseph A. Orlando............................................................            27,356    (j)                  *
H.E. Scruggs.................................................................            17,000    (k)                  *
Joseph S. Steinberg..........................................................         9,218,385    (f)(l)              12.9%
The Steinberg Children Trusts................................................         1,107,646    (m)                  1.6%
Cumming Foundation ..........................................................            29,734    (n)                  *
All directors and executive officers
  as a group (12 persons)....................................................        18,860,825    (o)                 26.3%


-------------------

*  Less than .1%.

(a) The business address of this beneficial owner is c/o Fairholme Capital Management, L.L.C., 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

(b) Based upon a Schedule 13G dated December 31, 2003 filed by Fairholme Capital Management, L.L.C. and Bruce R. Berkowitz and on information provided by Fairholme Capital Management, L.L.C.

(c) The business address of this beneficial owner is c/o Franklin Mutual Advisers, LLC, 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

(d) Based on information provided by Franklin Mutual Advisers, LLC on behalf of the members of the group. This group disclaims beneficial ownership of the common shares reported by them.

(e) Includes (1) 120,312 (.2%) common shares beneficially owned by Mr. Cumming's wife (directly and through trusts for the benefit of Mr. Cumming's children of which Mr. Cumming's wife is trustee) as to which Mr. Cumming may be deemed to be the beneficial owner and (2) 370,000 (.5%) common shares which Mr. Cumming and his family currently have the right to acquire upon exercise of warrants.

(f) Messrs. Cumming and Steinberg have an oral agreement pursuant to which they will consult with each other as to the election of a mutually acceptable Board of Directors of the company.

(g) Consists of (1) 6,750 common shares that may be acquired upon the exercise of currently exercisable stock options and (2) 100 (less than .1%) common shares owned by Mr. Dougan's wife as to which Mr. Dougan disclaims beneficial ownership.

(h) Includes 2,500 common shares that may be acquired upon the exercise of currently exercisable stock options.

(i) Includes 9,500 common shares that may be acquired upon the exercise of currently exercisable stock options.

(j) Includes 25,000 common shares that may be acquired upon the exercise of currently exercisable stock options.

(k) Consists of 17,000 common shares that may be acquired upon the exercise of currently exercisable stock options.

(l) Includes (1) 46,400 (less than .1%) common shares beneficially owned by Mr. Steinberg's wife and daughter and 2,678,808 (3.8%) common shares held in a family trust as to which Mr. Steinberg may be deemed to be the beneficial owner and (2) 400,000 (.6%) common shares which Mr. Steinberg currently has the right to acquire upon exercise of warrants.

(m) Mr. Steinberg disclaims beneficial ownership of the common shares held by the Steinberg Children Trusts.

(n) Mr. Cumming is a trustee and President of the foundation and disclaims beneficial ownership of the common shares held by the foundation.

(o) Includes (1) 100 common shares owned of record by the spouse of a director of the company as to which the director disclaims beneficial ownership; (2) 770,000 common shares that may be acquired by Messrs. Cumming and Steinberg or their respective family members pursuant to the exercise of currently exercisable warrants; (3) 28,250 common shares that may be acquired by directors pursuant to the exercise of currently exercisable stock options; and (4) 70,000 common shares that may be acquired by certain officers pursuant to the exercise of currently exercisable stock options.

           As of April 8, 2004, Cede & Co. held of record 46,578,794 common shares (approximately 65.7% of the total number of common shares outstanding). Cede & Co. held such shares as a nominee for broker-dealer members of The Depository Trust Company, which conducts clearing and settlement operations for securities transactions involving its members.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

           The following table sets forth information in respect of the compensation of our Chairman of the Board, our President and each of our other three most highly compensated current executive officers in 2003, for services in all capacities to us and our subsidiaries in 2003, 2002 and 2001.

                                                                                                   Long-Term
                                                        Annual Compensation                       Compensation
                                      ---------------------------------------------------------- ---------------- ------------------
     Name and Principal       Year        Salary               Bonus            Other Annual        Options/          All Other
     ------------------       ----        ------               -----            ------------        --------          ---------
        Position(s)                                                            Compensation         Warrants         Compensation
        -----------                                                            ------------         --------         ------------
                                                                                                  (# of shares)
                                                                                                  -------------
Ian M. Cumming,               2003      $   612,207       $    18,640(1)       $   288,103(4)          --           $    254,034(5)
Chairman of the Board         2002          597,314           568,097(2)           327,737(4)          --                203,234
                              2001          582,788            17,742(3)           393,806(4)          --                157,519


Joseph S. Steinberg,          2003      $   612,207       $    18,640(1)       $   616,090(4)          --           $    240,440(5)
President                     2002          597,314           568,097(2)           531,102(4)          --                190,640
                              2001          582,788            17,742(3)           572,810(4)          --                139,115


Thomas E. Mara,               2003      $   287,000       $   983,600          $     --                --           $    103,625(5)
Executive Vice                2002          280,000           758,400                --               25,000              64,000
President and Treasurer       2001          275,000           383,250                --                --                 48,900


Joseph A. Orlando,            2003      $   225,000       $   631,750          $     --                --           $     31,000(5)
Vice President and            2002          215,000           721,450                --               25,000              31,250
Chief Financial Officer       2001          210,000           281,300                --                --                 29,300


H.E. Scruggs,                 2003      $   200,000       $   706,000          $     --                --           $     25,125(5)
Vice President                2002          184,808           455,400                --               25,000              22,000
                              2001          179,448           280,400                --                --                 18,525


----------------------

(1) Represents annual year-end bonus, based on a percentage of salary, paid to all employees. The Compensation Committee of the Board of Directors intends to consider the payment of a 2003 performance bonus to each of Messrs. Cumming and Steinberg at the Board of Directors meeting to be held following the 2004 annual meeting of shareholders. See "Report of the Compensation Committee of the Board of Directors--Compensation of Messrs. Cumming and Steinberg."

(2) Represents annual performance bonus paid to Messrs. Cumming and Steinberg under the then effective Senior Executive Annual Incentive Bonus Plan. See "Report of the Compensation Committee of the Board of Directors--Compensation of Messrs. Cumming and Steinberg." Also includes annual year-end bonus, based on a percentage of salary, paid to all employees.

(3) Represents annual year-end bonus, based on a percentage of salary, paid to all employees. Mr. Cumming and Mr. Steinberg waived the right to receive any bonus for 2001 that would otherwise be payable to them under the company's then effective Senior Executive Annual Incentive Bonus Plan or otherwise.

(4) Consists of non-cash compensation valued in accordance with the disclosure rules of the Securities and Exchange Commission, as follows: personal use of corporate aircraft (Mr. Cumming: $288,050 in 2003, $327,684 in 2002 and $393,806 in 2001, and Mr. Steinberg: $616,090 in 2003, $531,102 in 2002 and
     $572,810 in 2001). The value of the non-cash compensation may differ for federal tax purposes.

(5) Includes the annual premium on a term life insurance policy paid by the company for the benefit of each person ($4,235 for Mr. Cumming and $2,815 for Mr. Steinberg), directors' fees from affiliates of the company ($217,799 for Mr. Cumming, $209,625 for Mr. Steinberg, $73,625 for Mr. Mara, $11,000 for Mr. Orlando and $9,125 for Mr. Scruggs) and contributions made by the company to a savings and retirement plan on behalf of each person ($32,000 for Mr. Cumming, $28,000 for Mr. Steinberg, $30,000 for Mr. Mara, $20,000 for Mr. Orlando and $16,000 for Mr. Scruggs). Omits the annual premium or certain term life insurance paid by the company as described under "Certain Relationships and Related Transactions."

                 AGGREGATE OPTION/WARRANT EXERCISES IN 2003 AND
                     OPTION/WARRANT VALUES AT YEAR END 2003

           The following table provides information as to options and warrants exercised by each of the named executives in 2003 and the value of options and warrants held by the executives at year end measured in terms of the last reported sale price for the common shares on December 31, 2003 ($46.10, as reported on the New York Stock Exchange Composite Tape).

                                                                                                            Value of Unexercised
                                                                              Number of Unexercised           In-the-Money
                                                                                 Options/Warrants            Options/Warrants
                                                                               at December 31, 2003        at December 31, 2003
                                                                               --------------------        --------------------
                                  Number of Shares
                                Underlying Options/                                Exercisable/                 Exercisable/
Name                             Warrants Exercised         Value Realized        Unexercisable                 Unexercisable
----                             ------------------         --------------        -------------                 -------------
Ian M. Cumming                           --                       --               370,000/0                   $8,195,500/$0
Joseph S. Steinberg                      --                       --               400,000/0                   $8,860,000/$0
Thomas E. Mara                           --                       --               20,000/30,000               $428,925/$541,950
Joseph A. Orlando                        --                       --               20,000/30,000               $428,925/$541,950
H.E. Scruggs                             --                       --               13,000/28,000               $264,600/$495,000


                                 RETIREMENT PLAN

           We and certain of our affiliated companies maintain a retirement plan, as amended and restated effective December 31, 1997, for certain of our employees and employees of these affiliated companies. The retirement plan is intended to qualify under the provisions of Section 401 of the Internal Revenue Code of 1986. Participants are not required to make any contributions under the retirement plan. Benefit accruals under the retirement plan were frozen effective December 31, 1998. Employees who were not participants in the retirement plan on December 31, 1998 are not eligible to participate in the retirement plan.

           The retirement plan contains provisions for optional forms of payment and provides that the normal form of benefit in the case of a married participant is a benefit actuarially equivalent to an annuity for the life of the participant payable in the form of a 50% joint and survivor annuity for the participant and his spouse.

           Generally, a participant employed by us with 10 or more years of service, who is age 55 or over, but less than age 65, and who has retired from employment with us or a participating affiliate, may elect to receive an early retirement benefit. A participant with less than 10 years of service or who is under age 55, who has terminated employment with us or a participating affiliate, may elect to receive an early deferred vested benefit. The amount of the benefits are actuarially reduced to reflect payment before age 65.

           The projected annual retirement benefits under the retirement plan of the executive officers named in the Summary Compensation Table, expressed in the form of a straight-life annuity with no reduction for early commencement are estimated as follows:

                 Ian M. Cumming.......................    $25,394
                 Joseph S. Steinberg..................     25,394
                 Thomas E. Mara.......................     25,394
                 Joseph A. Orlando....................     27,451
                 H.E. Scruggs.........................     10,344

           We and certain of our affiliated companies currently maintain a savings and retirement plan for certain of our employees and employees of these affiliated companies. Participants may make before tax and/or after-tax contributions to the plan and we will match a portion of an eligible participant's before tax contributions. The plan also provides a contribution with each payroll for eligible participants equal to a percentage of eligible compensation determined on the basis of age and service. The plan is intended to qualify under the provisions of the Internal Revenue Code.

                              EMPLOYMENT AGREEMENTS

           We have employment agreements with Messrs. Cumming and Steinberg that provide for Mr. Cumming's employment as our Chairman of the Board and Chief Executive Officer and for Mr. Steinberg's employment as our President and Chief Operating Officer through June 30, 2005 at annual salaries of $500,000, subject to cost-of-living adjustments, plus any additional compensation as may be voted by the Board of Directors. Messrs. Cumming and Steinberg are entitled to participate in all of our incentive plans and those of our other subsidiary and affiliated companies. We have also agreed to carry at our expense term life insurance policies on their lives in the amount of $1,000,000 each, payable to the beneficiaries as each of Messrs. Cumming and Steinberg shall designate. Under the agreements, if (1) there is a change in control of the company; (2) either the employment of Messrs. Cumming or Steinberg is terminated by us without cause; or (3) Messrs. Cumming or Steinberg terminates his employment within one year of certain occurrences, such as the appointment or election of another person to his office, the aggregate compensation and other benefits to be received by Mr. Cumming or Mr. Steinberg for any twelve full calendar months falling below 115% of the amount received by him during the comparable preceding twelve month period, or a change in the location of his principal place of employment, Messrs. Cumming or Steinberg will receive a severance allowance equal to the remainder of the aggregate annual salary, as adjusted for increases in the cost of living, that he would have received under his employment agreement. In addition, we or our successors will continue to carry the life insurance payable to the beneficiaries of Messrs. Cumming and Steinberg through the scheduled termination of the employment agreement.

                            COMPENSATION OF DIRECTORS

           Directors who are also our employees receive no remuneration for services as a member of the Board of Directors or any committee of the Board of Directors. In 2003, each director who was not our employee received a retainer of $24,000 plus $500 for each meeting of the Board of Directors and $300 for each meeting of a committee of the Board of Directors ($400 if a committee chairman) that he attended. Effective April 1, 2004, each director who is not our employee will receive an annual retainer of $36,000 plus $500 for each meeting of the Board of Directors and $500 for each meeting of a committee of the Board of Directors ($600 if a committee chairman) that he attended. Members of the Audit Committee will receive an additional annual retainer of $10,000 ($12,000 for the Audit Committee chairman). In addition, under the terms of the 1999 Stock Option Plan, each non-employee director is automatically granted options to purchase 1,000 common shares on the date on which the annual meeting of our shareholders is held each year. The purchase price of the common shares covered by the options is the fair market value of the common shares on the date of grant. These options become exercisable at the rate of 25% per year commencing one year after the date of grant. As a result of this provision, options to purchase 1,000 common shares at an exercise price of $38.54 per common share were awarded to each of Messrs. Dougan, Glaubinger, Jordan and Nichols on May 13, 2003.

           For additional information, see "Certain Relationship and Related Transactions" below.

                                 INDEMNIFICATION

           Pursuant to contracts of insurance dated October 1, 2003 with National Union Fire Insurance Company of Pittsburgh, Pennsylvania, 175 Water Street, New York, New York 10038, Twin City Fire Insurance Company, Hartford Plaza, Hartford, Connecticut 06115, Greenwich Insurance Company, c/o Executive Liability Underwriters, One Constitution, 16th Floor, Hartford, Connecticut 06103, U.S. Specialty Insurance Company, 8 Forest Park Drive, Farmington, CT 06034, and Platte River Insurance Company, 76 Batterson Park Road, Farmington, CT 06032 we maintain a combined $50,000,000 indemnification insurance policy covering all of our directors and officers and our named subsidiaries. The annual premium for the insurance is approximately $883,000. During 2003, no payments were received under our indemnification insurance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           Pursuant to an agreement dated as of August 1, 1988 and amended and restated as of December 16, 1997 and as of June 30, 2003, among the company, Ian
M. Cumming and Joseph S. Steinberg, upon the death of each of Mr. Cumming and Mr. Steinberg, we have agreed to purchase from his estate up to 55% of his direct and/or indirect interest in us, subject to reduction in certain circumstances, not to exceed $50,000,000 in value. The agreement provides that Messrs. Cumming's and Steinberg's interests in us will be valued at the higher of the average closing price of the common shares on the New York Stock Exchange for the 40 trading days preceding the date of death or the net book value of the common shares at the end of the fiscal quarter preceding the date of death. We have agreed to fund the purchase of common shares pursuant to this Agreement by purchasing and maintaining insurance on the life of each of Messrs. Cumming and Steinberg in the aggregate face amount of $50,000,000 per individual. We have purchased the life insurance contemplated by this agreement, the premiums for which aggregated approximately $346,000 in 2003. These amounts are not included in the Summary Compensation Table appearing elsewhere in this proxy statement.

           This agreement, which was scheduled to expire on June 30, 2003, was extended with the approval of the independent directors to June 30, 2018, subject to earlier termination in certain circumstances. In determining to extend these agreements, in addition to other factors, the independent directors considered the benefit to the company of avoiding a significant sale of our common shares into the market or to a third party, which might be required by the estate for liquidity.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS*

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS
(OTHER THAN IAN M. CUMMING AND JOSEPH S. STEINBERG)

           The Compensation Committee of the Board of Directors, consisting of Messrs. Nichols (Chairman), Glaubinger and Jordan recommends to the Board of Directors the annual compensation of Mr. Cumming, our Chairman of the Board, and Mr. Steinberg, our President. Prior to March 2004, the Option Committee of the Board of Directors awarded stock options upon the recommendation of Messrs. Cumming and Steinberg. Messrs. Cumming and Steinberg determine salary and bonus compensation of our executive officers under authority of the Board of Directors. Effective March 2004, the Option Committee was disbanded and its responsibilities were assumed by the Compensation Committee.

           Our compensation package for executive officers consists of four basic elements:

----------------
* The disclosure contained in this section of this proxy statement is not incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporate filings or portions thereof, (including this proxy statement or the "Executive Compensation" section of this proxy statement) without specific reference to the incorporation of this section of this proxy statement.

          (1)  base salary;

          (2)  annual bonus compensation;

          (3) long-term incentives in the form of stock options granted pursuant to our 1999 Stock Option Plan; and

          (4) retirement benefits pursuant to our Savings and Retirement Plan and, with respect to eligible employees, the Retirement Plan. Other elements of compensation include medical and life insurance benefits available to employees generally.

           Each element of compensation has a different purpose. Salary and bonus payments are designed mainly to reward current and past performance. Stock options are primarily designed to provide strong incentive for superior long-term future performance and are directly linked to shareholders' interests because the value of the awards will increase or decrease based upon the future price of the common shares. Retirement benefits generally are designed to reward prior service.

           During 2003, base compensation of executive officers was determined by Messrs. Cumming and Steinberg consistent with the executive's office and level of responsibility, with annual salary increases, which generally amount to a small percentage of the executive's prior base salary, primarily reflecting cost of living increases. However, annual salary increases may be significant to reflect an executive's increase in office and/or responsibility.

           Our executive compensation policy emphasizes performance based compensation. Accordingly, a large percentage of annual compensation consists of bonus compensation. This ensures that compensation paid to an executive reflects the individual's specific contributions to our success, as well as the level and degree of complexity involved in his contributions to the company, which historically often have involved restructuring newly acquired enterprises, the success of which may not be evident for several years. Bonus compensation is determined on the basis of Messrs. Cumming's and Steinberg's subjective assessment of an executive's performance, our performance and each individual's contribution to our company. Bonus compensation is not based on any specific formula.

           We, by means of our Stock Option Plan, seek to retain the services of persons now holding key positions and to secure the services of persons capable of filling the positions. From time to time, stock options may be awarded which, under the terms of the Stock Option Plan permit the executive officer or other employee to purchase common shares at not less than the fair market value of the common shares on the date of grant. The extent to which the employee realizes any gain is, therefore, directly related to increases in the price of the common shares and hence, shareholder value, during the period of the option. Options granted to executive officers generally become exercisable at the rate of 20% per year, commencing one year after the date of grant. As with base salary and bonuses, the amount of stock options awarded to an executive officer is not based on any specific formula, but rather on a subjective assessment of the executive's performance and our performance.

           Under the provisions of Section 162(m) of the Internal Revenue Code, we would not be able to deduct compensation to our executive officers whose compensation is required to be disclosed in our proxy statement for any year in excess of $1 million per year unless the compensation was within the definition of "performance-based compensation" or meets certain other criteria. To qualify as "performance-based compensation," in addition to certain other requirements, compensation generally must be based on achieving certain pre-established objective performance criteria. We believe that ordinarily it is in our best interest to retain maximum flexibility in our compensation programs to enable us to appropriately reward, retain and attract the executive talent necessary to our success. To the extent these goals can be met with compensation that is designed to be deductible under Section 162(m), such as the Stock Option Plan and the Senior Executive Annual Incentive Bonus Plan (described below), the compensation plans will be used. However, the Compensation Committee and the Board of Directors recognize that, in appropriate circumstances, compensation that is not deductible under Section 162(m) may be paid in the Compensation Committee's discretion.

           We believe that the executive compensation program has enabled us to attract, motivate and retain senior management by providing a competitive total compensation opportunity based on performance. Base salaries, combined with annual variable performance based bonus awards that reflect the individual's level of responsibility, performance and contribution to the company are important elements of our cash compensation philosophy. Together with our executive stock ownership, our total executive compensation program not only aligns the interest of executive officers and shareholders, but also permits us to attract talented senior management. Messrs. Cumming and Steinberg and we believe the program strikes an appropriate balance between short and long-term performance objectives.

COMPENSATION OF MESSRS. CUMMING AND STEINBERG

           The base compensation of Mr. Ian M. Cumming, Chairman of the Board, and Mr. Joseph S. Steinberg, President of the company, is set pursuant to employment agreements between the company and each of Messrs. Cumming and Steinberg entered into as of December 28, 1993, that initially covered the period from July 1, 1994 through June 30, 2003. In consideration of the Board of Director's consideration of the company's Senior Executive Warrant Plan, the agreements were extended to June 30, 2005. See "Employment Agreements." The base salaries of Messrs. Cumming and Steinberg provided for in the current employment agreements were determined by the Compensation Committee, which presented its recommendation to the entire Board of Directors (with Messrs. Cumming and Steinberg abstaining) and represents an increase over their prior base salaries, primarily reflecting cost-of-living increases. The Compensation Committee reviews other compensation for each of Messrs. Cumming and Steinberg and presents its recommendations thereon to the entire Board of Directors.

           2003 Performance Bonus. The Compensation Committee and the Board of Directors intend to consider the 2003 performance bonus for each of Messrs. Cumming and Steinberg at the 2004 organizational meeting of the Board following the shareholders meeting. In doing so, the Compensation Committee intends to consider awards to be made under the 2003 Senior Executive Annual Incentive Bonus Plan.

           The incentive bonus plan provides for annual incentive cash bonuses to be paid to Messrs. Cumming and Steinberg, provided certain performance goals are attained. The incentive bonus plan directly links the annual incentive bonus of Messrs. Cumming and Steinberg with our performance, while providing the Compensation Committee the flexibility to reduce the amounts to be paid thereunder.

           The incentive bonus plan is designed so that the cash bonuses awarded thereunder will qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, which limits to $1 million per employee per year the deductibility of non-performance based compensation payable to each of our five most highly compensated executive officers. To qualify as "performance-based compensation," compensation generally must be paid pursuant to a pre-established objective performance criterion or standard that precludes the exercise of discretion to increase the amount of compensation payable upon the attainment of the performance goal. The incentive bonus plan is designed to comply with this standard.

           The incentive bonus plan provides for annual incentive bonuses to be paid to each of Messrs. Cumming and Steinberg in an amount equal to 1% of our audited pre-tax earnings and our consolidated subsidiaries for each of the five fiscal years commencing 2003. The amount of the annual incentive bonus awarded to each participant in any given year is subject to reduction by the Compensation Committee, in its sole discretion. Payments under the incentive bonus plan will be made in cash following written certification by the Compensation Committee as to the amount of the annual incentive bonus for any given year.

           The Compensation Committee has discretion, where appropriate, to pay additional bonuses to Messrs. Cumming and Steinberg outside the incentive bonus plan. In this event, the Compensation Committee will consider amounts paid to Messrs. Cumming and Steinberg under the incentive bonus plan. To the extent that the Compensation Committee determines to award performance bonuses for a given year outside the incentive bonus plan, this compensation may not be deemed to be performance-based compensation.

           The Compensation Committee did not take action to reduce the amount of the 2002 incentive bonus for Mr. Cumming and Mr. Steinberg and certified in writing a 2002 performance bonuses of $550,000 to each of Messrs. Cumming and Steinberg. The terms of the incentive bonus plan under which the 2002 performance bonuses were awarded are identical to the 2003 Senior Executive Incentive Annual Bonus Plan (covering bonuses for 2003-2007), other than the periods covered by such plans.

           The Compensation Committee consists of Jesse Clyde Nichols, III (Chairman) and James E. Jordan. As of April 1, 2004, Lawrence D. Glaubinger joined the Compensation Committee.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

           Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Pacific Stock Exchange. Based solely upon a review of the copies of the forms furnished to us and written representations from our executive officers, directors and greater than 10% beneficial shareholders, we believe that during the year ended December 31, 2003, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                     SHAREHOLDER RETURN PERFORMANCE GRAPH**

           Set forth below is a graph comparing the cumulative total shareholder return on common shares against cumulative total return of the Standard & Poor's 500 Stock Index, the Standard & Poor's 500 Financials Sector Index (our previous industry index) and the Standard & Poor's 500 Telecommunication Services Sector Index (our new industry index) for the five-year period commencing December 31, 1998, as required by the Securities and Exchange Commission. Standard & Poor's Compustat Services, Inc. furnished the data. We have decided to use the S&P Telecommunication Services Sector Index as we believe it is more representative of our current operations, given our ownership of 100% of WilTel Communications Group, Inc. We intend to utilize this index, and not the S&P Financials Sector Index, in the future.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF THE COMPANY, S&P 500 INDEX AND S&P FINANCIALS SECTOR INDEX AND S&P TELECOMMUNICATION SERVICES SECTOR INDEX

                                INDEXED RETURNS

                                              BASE
                                             PERIOD
COMPANY/INDEX                                DEC 98     DEC 99     DEC 00    DEC 01    DEC 02   DEC 03
-------------------------------------------------------------------------------------------------------
THE COMPANY                                 $ 100     $ 123.51   $ 190.61  $ 156.63  $ 203.78 $ 253.15
S&P 500 INDEX                                 100       121.04     110.02     96.95     75.52    97.18
S&P TELECOMMUNICATIONS SERVICES INDEX         100       119.14      72.90     63.97     42.15    45.14
S&P FINANCIALS SECTOR INDEX                   100       104.12     130.87    119.16    101.71   133.28


           The graph assumes that $100 was invested on December 31, 1998 in each of the common shares, the S&P 500 Index, the S&P Financials Sector Index and the S&P Telecommunications Sector Index and that all dividends were reinvested.


----------------------
** The disclosure contained in this section of the proxy statement is not incorporated by reference into any of our prior filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof, including this proxy statement or the "Executive Compensation" section of this proxy statement.

                             AUDIT COMMITTEE REPORT

           The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2003.

REVIEW WITH MANAGEMENT

           The Audit Committee reviewed and discussed our audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT AUDITORS

           The Audit Committee discussed the company's audited financial statements with management, which has primary responsibility for the financial statements. PricewaterhouseCoopers LLP, our independent auditors, is responsible for expressing an opinion on the conformity of the company's audited financial statements with generally accepted accounting principles. The committee has discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, regarding the auditor's judgments about the quality of our accounting principles as applied in its financial reporting. The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee also concluded that PricewaterhouseCoopers LLP's provision of audit and non-audit services to the company and its subsidiaries, as described in this Proxy Statement, is compatible with PricewaterhouseCoopers LLP's independence.

CONCLUSION

           Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that its audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission and selected PricewaterhouseCoopers LLP as the independent auditor for 2004.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

           James E. Jordan, Chairman
           Jesse Clyde Nichols, III
           Lawrence D. Glaubinger

           -----------------

           * Effective April 1, 2004, the Audit Committee consists of Jeffrey C. Keil (Chairman), Paul M. Dougan, Alan J. Hirschfield, James E. Jordan and Jesse Clyde Nichols, III.

           The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates it by reference in a filing.

                        INDEPENDENT ACCOUNTING FIRM FEES

           The audit committee has adopted policies and procedures effective March 2003 for pre-approving all audit and non-audit work performed by our independent auditor, PricewaterhouseCoopers LLP. Specifically, the committee has pre-approved certain specific categories of work and an annual amount for each category. For additional services or services in an amount above the annual amount that has been pre-approved, additional authorization from the audit committee is required. The Audit Committee has delegated to the Committee chair the ability to pre-approve both general pre-approvals (where no specific, case-by-case approval is necessary) and specific pre-approvals. Any pre-approval decisions made by the Committee chair under this delegated authority will be reported to the full Audit Committee. All requests for services to be provided by PricewaterhouseCoopers LLP that do not require specific approval by the audit committee must be submitted to the Chief Financial Officer of the company, who determines that such services are in fact within the scope of those services that have been pre-approved by the Audit Committee. The Chief Financial Officer reports to the Audit Committee periodically.

           The following table sets forth the aggregate fees incurred by us for the following periods relating to our independent accounting firm, PricewaterhouseCoopers LLP:

                                                          Fiscal Year Ended
                                                           December 31,
                                                           ------------
                                                         2003        2002
                                                         ----        ----
              Audit Fees...........................  $2,198,000      $1,432,000
              Audit Related Fees...................     329,000         230,000
              Tax Fees.............................     554,000       1,238,000
              All Other Fees.......................           -          45,000
                                                     -----------     ----------

                                                     $3,081,000      $2,945,000
                                                     ==========      ==========

           In the table above, in accordance with the SEC's definitions and rules, "audit fees" are fees paid to PricewaterhouseCoopers LLP for professional services for the audit of the company's consolidated financial statements included in our Form 10-K and review of financial statements included in our Form 10-Qs, and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements; "audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and in 2003 consist of employee benefit plan audits, compliance with regulatory matters, including the Sarbanes-Oxley Act, and consulting with respect to technical accounting and disclosure rules; "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees for services not included in the first three categories. All such services were approved by the Audit Committee.


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

           The Board of Directors recommends that the shareholders ratify the selection of PricewaterhouseCoopers LLP, certified public auditors, as the independent auditors to audit our accounts and those of our subsidiaries for 2004. The Audit Committee approved the selection of PricewaterhouseCoopers LLP as our independent auditors for 2004. PricewaterhouseCoopers LLP are currently our independent auditors.

           The Board of Directors recommends a vote FOR this proposal.

               PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

GENERAL

           The Board of Directors recommends an amendment to our certificate of incorporation to extend the provisions of the certificate of incorporation that generally restrict the accumulation of 5% or more of our common shares. The current restrictions are scheduled to expire on December 31, 2005. The amendment would extend the expiration date of the transfer restriction to December 31, 2024, at the latest.

           The transfer restriction imposes restrictions on the transfer of our common shares (and any other capital stock that we issue in the future) to designated persons. Without these restrictions, it is possible that certain transfers of our common shares could result in the imposition of limitations on our ability and the ability of our subsidiaries (including WilTel Communications Group, Inc. and Weblink Wireless, Inc.) to fully utilize the substantial net operating loss ("NOL") and other tax attributes currently available for federal income tax purposes to us and our subsidiaries. The Board of Directors believes it is in our best interest to continue to attempt to prevent the imposition of such limitations and that extending the life of the provisions restricting the transfer of our capital stock provides significant protection from the imposition of such limitations.

           You should note that the transfer restriction does not apply to issuances of our common shares by us. As a result, the transfer restriction does not prevent the exercise of either currently outstanding employee stock options or employee stock options that may be granted in the future under our 1999 Stock Option Plan or the warrants to purchase our common shares currently held by Messrs. Cumming and Steinberg. These have been excluded from the operation of the transfer restriction because our Board of Directors previously determined that the issuance of our common shares under these circumstances would not adversely affect our NOLs and other tax attributes. In addition, since our Board of Directors will be able to consider the effect on our NOLs and other tax attributes of future issuances of our common shares at the time of the issuance, whether as a result of transactions with third parties, or the issuance of our common shares in a private placement or public offering, or as compensation to our employees, officers or directors, or otherwise, future issuances of our common shares, as well as grants of options or warrants, by us also have been excluded from the transfer restriction. Consequently, persons or entities who are able to acquire our common shares directly from us, including our employees, officers and directors, may do so without application of the transfer restriction, irrespective of the number of our common shares they are acquiring. As a result, those persons or entities dealing directly with us may be seen to receive an advantage over persons or entitles who are not able to acquire our common shares directly from us and, therefore, are restricted by the terms of the transfer restriction. It should be noted, however, that any direct acquisitions of our common shares from us first requires Board approval and in granting such approval, the Board will review the implications of any such issuance for our NOLs and other tax attributes.

           We have been advised by our counsel, Weil, Gotshal & Manges LLP, that, absent a court determination, (1) there can be no assurance that the transfer restriction will be enforceable against all of our shareholders and (2) the transfer restriction may be subject to challenge on equitable grounds. It is possible that the transfer restriction may not be enforceable after December 31, 2005 against our shareholders who vote against or abstain from voting on the amendment. HOWEVER, WE BELIEVE THAT THE TRANSFER RESTRICTION IS IN THE BEST INTERESTS OF OUR COMPANY AND OUR SHAREHOLDERS AND IS REASONABLE, AND WE WILL ACT VIGOROUSLY TO ENFORCE IT AGAINST ALL CURRENT AND FUTURE HOLDERS OF OUR COMMON SHARES REGARDLESS OF HOW THEY VOTE ON THE AMENDMENT. It should be noted that the existing transfer restriction has been in place since December 31, 1992 and has not been challenged to date. We believe that each of our shareholders who vote in favor of the amendment will in effect have consented to the extension of the transfer restriction and therefore will be bound thereby. In those circumstances, we intend to assert that any such shareholder would be estopped from challenging the extension of the transfer restriction. Consequently, all shareholders should carefully consider this in determining whether to vote in favor of the amendment.

REASONS FOR THE TRANSFER RESTRICTION AND THE AMENDMENT

           The transfer restriction is designed to restrict transfers of our common shares that could result in the imposition of limitations on the use by us and our subsidiaries, for federal income tax purposes, of the NOLs and other carryovers, as well as other tax attributes, available to us and our subsidiaries. We estimate that as of December 31, 2003, we have NOLs of approximately $3,600,000,000, all of which are subject to limitations under the tax law that may restrict their utilization. For federal income tax purposes, if not otherwise used to offset federal taxable income, all of these carryforwards will expire by December 31, 2023. See Note 15 of Notes to our Consolidated Financial Statements for the year ended December 31, 2003 contained in our Annual Report. In addition, certain of our assets have a tax basis well in excess of their book value as reflected in our consolidated financial statements, which can be expected to generate additional significant tax deductions in the future.

           The benefit of a company's existing tax loss and credit carryovers, as well as the benefit of built-in losses, can be reduced or eliminated under
Section 382 of the Internal Revenue Code. Section 382 limits the use of losses and other tax benefits by a company that has undergone an "ownership change," as defined in Section 382 of the Code. Generally, an "ownership change" occurs if one or more shareholders, each of whom owns 5% or more in value of a company's capital stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders over the preceding three-year period. For this purpose, all holders who each own less than 5% of a company's capital stock are generally treated together as one 5% shareholder. In addition, certain attribution rules, which generally attribute ownership of stock to the ultimate beneficial owner thereof without regard to ownership by nominees, trusts, corporations, partnerships or other entities, are applied in determining the level of stock ownership of a particular shareholder. Options (including warrants) to acquire capital stock may be treated as if they had been exercised, on an option-by-option basis, if the issuance, transfer or structuring of the option meets certain tests. All percentage determinations are based on the fair market value of a company's capital stock, including any preferred stock which is voting or convertible (or otherwise participates in corporate growth).

           If an "ownership change" were to occur in respect of Leucadia or any of its subsidiaries or subsidiary groups, the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by NOLs or other tax attributes existing (or "built-in") prior to such "ownership change" could not exceed an amount equal to the product obtained by multiplying (1) the aggregate value of Leucadia, the subsidiary or the subsidiary group that underwent the "ownership change" by (2) the federal long-term tax exempt rate. Because the aggregate value of Leucadia or any of its subsidiaries, as well as the federal long-term tax-exempt rate, fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of taxable income that could be offset by such NOLs or other tax attributes (and "built-in" losses) were an "ownership change" to occur in the future. However, if such limitation were to exceed the taxable income against which it otherwise would be applied for any year following an "ownership change," the limitation for the ensuing year would be increased by the amount of such excess.

           By way of illustration, if an ownership change had occurred on January 1, 2004 in respect of a subsidiary group, assuming hypothetically that the value of that subsidiary group was measured on that date at $1,000,000,000 and the applicable federal long-term tax-exempt rate was 5%, utilization of NOLs (and certain other tax attributes) currently available to us could be limited to approximately $50,000,000 in any future taxable year. We believe that such a limitation would significantly reduce the value of our loss carryovers.

           We are proposing the amendment to extend the effectiveness of the transfer restriction. It currently is scheduled to expire on December 31, 2005. As noted above, the carryforwards available to us and our subsidiaries will expire through the year 2023. Accordingly, we are seeking your approval to extend the expiration of the transfer restriction to December 31, 2024, at the latest.

DESCRIPTION OF THE TRANSFER RESTRICTION

           The following is a brief summary of the transfer restriction, which is contained in Part III of Article FOURTH of the certificate of incorporation, a copy of which, as amended, is attached in its entirety as Annex D to this proxy statement and is incorporated herein by reference. Other than extending the expiration date of the restriction from December 31, 2005 (or earlier in certain circumstances) to December 31, 2024 (or earlier in the same circumstances), the transfer restriction have not been revised.

           Currently, Part III of Article FOURTH generally restricts until December 31, 2005 (or earlier, in certain events) any attempted transfer of our common shares or any other securities that would be treated as our "stock" under the applicable tax regulations (which we refer to here as "Leucadia Stock") to a person or group of persons who own, or who would own as a result of such transfer, 5% or more of the Leucadia Stock. The transfer restriction also restricts any other attempted transfer of Leucadia Stock that would result in the identification of a new "5-percent shareholder" of our company, as determined under applicable tax regulations; this would include, among other things, an attempted acquisition of Leucadia Stock from an existing 5-percent shareholder. For these purposes, numerous rules of attribution, aggregation and calculation prescribed under the Code (and related regulations) will be applied in determining whether the 5% threshold has been met and whether a group exists. The restriction may also apply to proscribe the creation or transfer or various "options," which are broadly defined, in respect of the Leucadia Stock to the extent, generally, that exercise of the option would result in a proscribed level of Leucadia Stock ownership. As previously stated, acquisitions of Leucadia Stock directly from us, whether by way of option exercise or otherwise, are not subject to the transfer restriction.

           Generally, the restriction is imposed only with respect to the number of shares of Leucadia Stock, or options with respect to Leucadia Stock (the "Excess Stock"), purportedly transferred in excess of the threshold established in the transfer restriction. In any event, the restriction does not prevent a valid transfer if either the transferor or the purported transferee obtains the approval of our Board of Directors. In deciding whether to approve any proposed transfer, the Board of Directors may require an opinion of counsel selected by them, in form and substance reasonably satisfactory to them, that the transfer will not result in the application of any Section 382 limitations on the use of the tax benefits.

           If the amendment is approved, the transfer restrictions would remain in effect until December 31, 2024, unless Part III of Article FOURTH of our certificate of incorporation is otherwise amended to remove the restrictions in accordance with the provisions of New York law and the certificate of incorporation. The restriction is based on Section 172 of the Code which permits an NOL to be carried forward for a maximum of 20 taxable years following the taxable year in which the loss arose. Accordingly, the restriction period is designed to afford full carryover periods for NOLs arising through 2003.

           We believe that as of April 8, 2004, the only shareholders that beneficially own at least 5% of the Leucadia Stock are included in the table set forth under "Present Beneficial Ownership of Common Shares" below (the "Significant Leucadia Shareholders"). However, not all shareholders listed in that table are 5-percent shareholders within the meaning of applicable tax regulations. The transfer restriction restricts any person or entity, or group of persons or entities, from acquiring sufficient Leucadia Stock to cause that person or entity to become the owner of 5% of the Leucadia Stock and prohibits the Significant Leucadia Shareholders who are 5-percent shareholders, as determined under applicable tax regulations, from increasing their ownership of Leucadia Stock without obtaining the approval of our Board of Directors. The transfer restriction does not restrict the ability of Mr. Cumming, the beneficial holder of approximately 13.2% of our outstanding common shares (including shares issuable on exercise of warrants), and Mr. Steinberg, the beneficial holder of approximately 12.9% of our outstanding common shares (including shares issuable on exercise of warrants), to exercise their warrants, because the acquisition of our common shares from us is not within the scope of the transfer restriction. The transfer restriction does, however, restrict the ability of Messrs. Cumming and Steinberg to acquire additional Leucadia Stock from persons other than us.

           Part III of Article FOURTH provides that all certificates representing Leucadia Stock bear the following legend: "THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS PURSUANT TO PART III OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE." Our common shares currently bear this legend. To implement the provisions of the amended transfer restriction, we intend to request that all holders of our common shares surrender their share certificates to our transfer agent so that new certificates bearing the amended transfer restriction may be issued to them.

           In accordance with the transfer restriction, we will not permit any of our employees or agents, including the transfer agent, to record any transfer of our common shares purportedly transferred in excess of the threshold established in the transfer restriction. As a result, requested transfers of Leucadia Stock may be delayed or refused.

           Our certificate of incorporation provides that any transfer attempted in violation of the restrictions contained in Part III of Article FOURTH would be void ab initio, even if the transfer has been recorded by the transfer agent and new certificates issued. The purported transferee of the Leucadia Stock would not be entitled to any rights of shareholders with respect to the Excess Stock, including the right to vote the Excess Stock, or to receive dividends or distributions in liquidation in respect thereof, if any.

           If the Board of Directors determines that a purported transfer has violated the transfer restriction, we will require the purported transferee to surrender the Excess Stock and any dividends the purported transferee has received on them to an agent designated by the Board of Directors. The agent will then sell the Excess Stock in one or more arm's-length transactions, executed on the NYSE, if possible, to a buyer or buyers, which may include us; provided that nothing will require the agent to sell the Excess Stock within any specific time frame if, in the agent's discretion, the sale would disrupt the market for the Leucadia Stock or have an adverse effect on the value of the Leucadia Stock. If the purported transferee has resold the Excess Stock before receiving our demand to surrender the Excess Stock, the purported transferee generally will be required to transfer to the agent the proceeds of the sale and any distributions the purported transferee has received on the Excess Stock. From such proceeds, the agent will pay any amounts remaining after repaying its own expenses and reimbursing the purported transferee for the price paid for the Excess Stock (or the fair market value of the Excess Stock at the time of the attempted transfer to the purported transferee by gift, inheritance or similar transfer) to a named charity or, in certain circumstances, charities selected by the Board of Directors.

           Assuming the amendment is approved, our By-Laws will similarly be amended to extend the expiration date of the transfer restriction and to provide for the stock certificate legend.

           The transfer restriction and the related By-Law provisions may be deemed to have an "anti-takeover" effect because they restrict the ability of a person or entity, or group of persons or entities, from accumulating in the aggregate at least 5% of the Leucadia Stock and the ability of persons, entities or groups now owning at least 5% of the Leucadia Stock from acquiring additional Leucadia Stock. The transfer restriction discourages or prohibits accumulations of substantial blocks of shares for which shareholders might receive a premium above market value. However, in the opinion of the Board of Directors, the fundamental importance to our shareholders of maintaining the availability of the tax benefits of Leucadia outweighs the indirect anti-takeover effect the transfer restriction may have, especially in light of the fact that Messrs. Cumming and Steinberg, respectively, beneficially own approximately 13.2% and 12.9% of our common shares outstanding (including currently exercisable warrants to purchase common shares) at April 8, 2004 and that our directors and executive officers, including Messrs. Cumming and Steinberg, together with the Steinberg Children Trusts, beneficially own a significant percentage of our common shares outstanding at April 8, 2004. In addition, we do not believe that the extension of the transfer restriction will adversely affect the continued listing of our common shares on the NYSE.

           The indirect "anti-takeover" effect of the transfer restriction is not, however, the reason for the transfer restriction. The Board of Directors considers the transfer restriction to be reasonable and in the best interests of our company and our shareholders because the transfer restriction reduces certain of the risks that we and our subsidiaries will be unable to utilize the substantial tax benefits described above. Notwithstanding the restrictions, however, there remains a risk that certain changes in relationships among shareholders or other events will cause a change of ownership to occur under
Section 382. Further, there can be no assurance, in the event transfers in violation of the transfer restriction are attempted, that the IRS will not assert that those transfers have federal income tax significance notwithstanding the transfer restriction. As a result, the transfer restriction serves to reduce, but not necessarily eliminate, the risk that Section 382 will cause the limitations described above on the use of tax attributes of Leucadia.

           The Board of Directors believes that attempting to safeguard the substantial tax benefits as described above is in the best interests of our company and our shareholders. Nonetheless, the transfer restriction will restrict a shareholder's ability to acquire additional Leucadia Stock in excess of the specified limitations. Furthermore, a shareholder's ability to dispose of his Leucadia Stock, or any other Leucadia Stock which the shareholder may acquire, may be restricted as a result of the transfer restriction.

           The Board of Directors has the discretion to approve a transfer of Leucadia Stock that would otherwise violate the transfer restriction. The Board of Directors is not aware of any person or entity, or any group of persons or entities, that owns or intends to own at least 5% of Leucadia Stock, other than the Significant Leucadia Shareholders. Nonetheless, if the Board of Directors decides to permit a transfer that would otherwise violate the transfer restriction, that transfer or later transfers may result in an "ownership change" that would limit the use of the tax attributes of Leucadia. The Board of Directors intends to consider any attempted transfer individually and determine at the time whether it is in the best interest of our company, after consideration of any factors that the Board deems relevant, to permit the transfer notwithstanding that an "ownership change" may occur.

           The Board of Directors recommends a vote FOR this proposal


                      ANNUAL REPORT AND COMPANY INFORMATION

           A copy of our 2003 Annual Report to shareholders is being furnished to shareholders concurrently herewith.

           Shareholders may request a written copy of our Corporate Governance Guidelines and our Code of Business Practice, which includes our Code of Practice, by writing to our Corporate Secretary, Laura E. Ulbrandt, at 315 Park Avenue South, New York, New York 10010. Each of these documents is also available on our website, www.leucadia.com.


                            PROPOSALS BY SHAREHOLDERS

           Proposals that shareholders wish to include in our proxy statement and form of proxy for presentation at our 2005 annual meeting of shareholders must be received by us at 315 Park Avenue South, New York, New York 10010, Attention of Laura E. Ulbrandt, Secretary, no later than December 21, 2004.

           Any shareholder proposal must be in accordance with the rules and regulations of the Securities and Exchange Commission. With respect to proposals submitted by a shareholder other than for inclusion in the company's 2005 proxy statement and related form of proxy, timely notice of any shareholder proposal must be received by us in accordance with our by-laws and our rules and regulations no later than December 21, 2004. Any proxies solicited by the Board of Directors for the 2005 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

           IT IS IMPORTANT THAT YOUR PROXY BE RETURNED PROMPTLY, WHETHER BY MAIL, BY THE INTERNET OR BY TELEPHONE. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS EXERCISED. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW ANY PROXY (INCLUDING AN INTERNET OR TELEPHONIC PROXY) AND VOTE YOUR OWN SHARES.

                                            By Order of the Board of Directors

                                            /s/ Laura E. Ulbrandt
                                            Laura E. Ulbrandt
                                            Secretary

                                                                         ANNEX A

                          LEUCADIA NATIONAL CORPORATION
                             AUDIT COMMITTEE CHARTER


THIS AUDIT COMMITTEE CHARTER (THIS "CHARTER") WAS ADOPTED BY THE BOARD OF DIRECTORS (THE "BOARD") OF LEUCADIA NATIONAL CORPORATION (THE "COMPANY") ON MARCH 9, 2004, EFFECTIVE APRIL 1, 2004.

This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company's Certificate of Incorporation and By-Laws, it is not intended to establish by its own force any legally binding obligations.

I.         PURPOSE

The Audit Committee (the "Committee") shall assist the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of the Company's financial reporting to any governmental or regulatory body, the public or other users thereof; (ii) the Company's systems of internal accounting and financial and disclosure controls; (iii) the qualifications, engagement, compensation, independence and performance of the Company's independent auditors, their conduct of the annual audit, and their engagement for any other services; (iv) the Company's legal and regulatory compliance; (v) the Company's codes of ethics as established by management and the Board; and (vi) the preparation of the audit committee report required by rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

In discharging its oversight role, the Committee is authorized: (i) to investigate any matter that the Committee deems appropriate, with access to all books, records, facilities and personnel of the Company; and (ii) to retain independent counsel, auditors or other experts, with adequate funding provided by the Company.

II.        COMMITTEE MEMBERSHIP

The Committee shall consist of three or more members of the Board, each of whom has been determined by the Board to be "independent" in accordance with applicable rules of the SEC and the New York Stock Exchange. All members of the Committee shall meet the financial literacy requirements of the New York Stock Exchange and at least one member shall have accounting or related financial management expertise. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Such determination shall be disclosed in the annual proxy statement.

III.       COMMITTEE MEETINGS

The Committee shall meet on a regularly-scheduled basis at least four times per year or more frequently as circumstances dictate. The Committee shall meet at least quarterly with management and shall meet in separate executive sessions with (i) management, (ii) the internal auditor (who may be a third party performing that function) and (iii) the independent auditor, in each case to provide the opportunity for full and frank discussion.

IV.        KEY RESPONSIBILITIES

The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee recognizes that Company management including the internal audit staff (or third party performing that function) and the independent auditors have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

The following responsibilities are set forth as a guide with the understanding that the Committee may diverge as appropriate given the circumstances. The Committee is authorized to carry out these and such other responsibilities assigned by the Board from time to time, and take any actions reasonably related to the mandate of this Charter.

To fulfill its purpose, the Committee shall:

     1. appoint (and if appropriate dismiss), evaluate, compensate and oversee (taking into account the opinions of management and the Company's internal auditor, where appropriate) the work of the independent auditor, who shall report directly to the Committee; and resolve any disagreements between management and the independent auditor regarding financial reporting;

     2. review and pre-approve any audit and permitted non-audit services (including the fees and terms thereof) provided by the Company's independent auditors (with pre-approvals disclosed as required in the Company's periodic public filings);

     3. review and discuss with management and the independent auditor: (i) the adequacy of the Company's internal and disclosure controls and procedures; (ii) any significant deficiencies in the design or operation of the Company's internal controls; (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and (iv) related findings and recommendations of the independent auditors together with management's responses;

     4. review and discuss with management, including the Chief Financial Officer or Comptroller, the independent auditor and the internal auditor: (i) any significant findings during the year, including the status of previous audit recommendations; (ii) any audit problems or difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information; (iii) any changes required in the scope of the audit plan; (iv) the audit budget and staffing; and (v) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

     5. review and discuss with management, including the Chief Financial Officer or Comptroller, and the independent auditor any significant risks or exposures and assess the steps management has taken to minimize such risks; and discuss with management, including the Chief Financial Officer or Comptroller and the independent auditor, and oversee the Company's underlying policies with respect to risk assessment and risk management;

     6. establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

     7. make recommendations in the appointment, reassignment, replacement, or dismissal of the Chief Financial Officer, Comptroller and head of internal audit;

     8. review analyses prepared by the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements.

     9. review periodically with counsel to the Company: (i) legal and regulatory matters that may have a material impact on the Company's financial statement; and (ii) the scope and effectiveness of compliance policies and programs;

     10. review periodically with management the provisions of any code of business conduct and ethics (including the Company's policies and procedures concerning trading in Company securities and use in trading of proprietary or confidential information) applicable to directors and senior officers (including financial officers), including any waivers sought under such code; any waiver granted by the Committee shall be reported by the Committee to the Board;

     11. review and discuss with management and the independent auditor (i) all critical accounting policies and practices used by the Company; (ii) any significant changes in Company accounting policies; (iii) any material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm; and (iv) any accounting and financial reporting standards that may have a significant impact on the Company's financial reports;

     12. review and discuss with management and the independent auditor any material financial or non-financial arrangements that do not appear on the financial statements of the Company;

     13. review and approve, where appropriate, any transactions or courses of dealing with related parties (including, without limitation, significant shareholders, directors, executive officers or other members of senior management or their family members) that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties;

     14. review and address conflicts of interest of directors and executive officers;

     15. review and discuss with the independent auditor: (i) any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise), (ii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company or any other material written communications between the accounting firm and management, such as any management letter or schedule of "unadjusted differences;" and (iii) if requested by the Audit Committee or identified by the independent auditor any significant communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement.

     16. review the Company's financial statements, including: (i) prior to public release, reviewing and discussing with management and the independent auditor the Company's annual and quarterly financial statements to be filed with the SEC, including (a) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," (b) any certifications regarding the financial statements or the Company's internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company's senior executive and financial officers and (c) the matters required to be discussed with the independent auditor by Statement of Auditing Standards Nos. 61, 90 and 100; (ii) with respect to the independent auditor's annual audit report and certification, before release of the annual audited financial statements, meeting separately with the independent auditor without any management member present and discussing the adequacy of the Company's system of internal accounting and financial controls and the appropriateness of the accounting principles used in and the judgments made in the preparation of the Company's audited financial statements and the quality of the Company's financial reports; (iii) meeting separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent auditor; and (iv) making a recommendation to the Board regarding the inclusion of the audited annual financial statements in the Company's Annual Report on Form 10-K to be filed with the SEC;

     17. at least annually, review a report by the independent auditor describing: (i) the firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and
          (iii) all relationships between the independent auditor and the Company (to be set out in the formal written statement described below);

     18. on an annual basis: (i) review a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1 (as modified or supplemented), discuss with the independent auditor its independence and take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence; (ii) evaluate, and assure the regular rotation of, the lead audit partner as required by law, and consider whether, in the interest of assuring continuing independence of the independent auditor, the Company should regularly rotate its independent auditor; and (iii) set clear hiring policies for employees or former employees of the independent auditors;

     19. prepare a report to be included in the Company's annual proxy statement stating whether or not the Committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditors the matters required to be discussed by SAS Nos. 61 and 90; (iii) has received the written disclosure and letter from the independent auditors (delineating all relationships they have with the Company) and has discussed with them their independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company's Annual Report on Form 10-K for filing with the SEC;

     20. discuss with management and the independent auditor, as appropriate (but not necessarily in advance), earnings press releases and financial information and earnings guidance (including non-GAAP financial measures) provided to analysts and to rating agencies;

     21. conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter;

     22. review and reassess the adequacy of this Charter annually, and amend as the Committee deems appropriate; and

     23. report regularly to the Board on any matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities.

                                                                         ANNEX B

                          LEUCADIA NATIONAL CORPORATION
                         COMPENSATION COMMITTEE CHARTER


This Compensation Committee Charter (this "Charter") was adopted by the Board of Directors (the "Board") of Leucadia National Corporation (the "Company") on March 9, 2004, effective April 1, 2004.

This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company's Certificate of Incorporation and By Laws, it is not intended to establish by its own force any legally binding obligations.

I.         PURPOSE

The Compensation Committee (the "Committee") shall (i) determine and approve the compensation level for the Company's Chairman and President (the "Principal Executive Officers"); (ii) in consultation with the Principal Executive Officers, make recommendations to the Board with respect to (a) compensation for the Company's other executive officers and (b) incentive compensation and equity-based plans; and (iii) produce an annual report on executive compensation for inclusion in the proxy statement.

In discharging its role, the Committee is empowered to investigate any matter brought to its attention with access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel, compensation consultants or other experts and will receive adequate funding from the Company to engage such advisors. The Committee shall have the authority to retain, compensate, terminate and oversee the executive compensation consultants.

II.        COMMITTEE MEMBERSHIP

The Committee shall consist of two or more members of the Board, each of whom has been determined by the Board to be "independent" in accordance with applicable rules of the New York Stock Exchange. In addition, no director may serve unless he or she (i) is a "Non-employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code.

III.       COMMITTEE MEETINGS

The Committee shall meet on a regularly-scheduled basis at least once per year, or more frequently as circumstances dictate.

IV.        KEY RESPONSIBILITIES

The following responsibilities are set forth as a guide with the understanding that the Committee may diverge as appropriate given the circumstances. The Committee is authorized to carry out these and such other responsibilities assigned by the Board from time to time, and take any actions reasonably related to the mandate of this Charter.

To fulfill its purpose, the Committee shall:

     1. review and approve corporate goals and objectives relevant to the Principal Executive Officers' compensation consistent with the Company's compensation philosophy as established by the Board, including annual performance objectives;

     2. evaluate the performance of the Principal Executive Officers against those corporate goals and objectives, and determine or act with independent directors as directed by the Board to determine and approve the compensation level for the Principal Executive Officers based on this evaluation;

     3. review and make recommendations to the Board with respect to non-Principal Executive Officer compensation;

     4. review and make recommendations to the Board for approval of any changes in incentive compensation plans and equity-based compensation plans;

     5. administer and monitor compliance by executives with the rules and guidelines of the Company's equity based plans;

     6. prepare a report to be included in the Company's annual proxy statement, in accordance with applicable rules and regulation of the NYSE, SEC and other applicable regulatory bodies;

     7. conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter;

     8. review and reassess the adequacy of this Charter annually, and amend as the Committee deems appropriate; and

     9. report regularly to the Board on Committee findings and recommendations and any other matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities.

                                                                         ANNEX C

                          LEUCADIA NATIONAL CORPORATION
              NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER


This Nominating & Corporate Governance Committee Charter (this "Charter") was adopted by the Board of Directors (the "Board") of Leucadia National Corporation (the "Company") on March 9, 2004, effective April 1, 2004.

This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company's Certificate of Incorporation and By Laws, it is not intended to establish by its own force any legally binding obligations.

I.         PURPOSE

The Nominating and Corporate Governance Committee (the "Committee") shall assist the Board by: (i) identifying individuals qualified to serve as directors consistent with criteria approved by the Board, and where appropriate, screening and reviewing such individuals and recommending to the Board candidates for election at the annual meeting of shareholders to fill Board vacancies; (ii) developing and recommending to the Board a set of corporate governance principles; (iii) overseeing the evaluation of the Board and management; and
(iv) conducting an annual performance evaluation of the Committee.

In discharging its role, the Committee is empowered to investigate any matter brought to its attention with access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel, director search and recruitment consultants or other experts and will receive adequate funding from the Company to engage such advisors. The Committee shall have the authority to retain, compensate, terminate and oversee director search and recruitment consultants.

II.        COMMITTEE MEMBERSHIP

The Committee shall consist of not less than three members of the Board, each of whom has been determined by the Board to be "independent" in accordance with applicable rules of the New York Stock Exchange.

III.       COMMITTEE MEETINGS

The Committee shall meet on a regularly-scheduled basis at least once per year, or more frequently as circumstances dictate.

IV.        KEY RESPONSIBILITIES

The following responsibilities are set forth as a guide with the understanding that the Committee may diverge as appropriate given the circumstances. The Committee is authorized to carry out these and such other responsibilities assigned by the Board from time to time, and take any actions reasonably related to the mandate of this Charter.

To fulfill its purpose, the Committee shall:

     1. identify, screen and review individuals qualified to serve as directors, consistent with criteria approved by the Board, and, in consultation with the Chairman of the Board and the President of the Company, recommend to the Board the nominees for election or re-election at the next annual meeting of shareholders and for filling any Board vacancies;

     2.   oversee the evaluation of the Board and management;

     3. establish and recommend to the Board, oversee the implementation and effectiveness of and recommend modifications as appropriate to, the Company's Corporate Governance Guidelines;

     4. review and recommend to the Board for approval any changes in the compensation of directors;

     5. conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter;

     6. review and reassess the adequacy of this Charter annually, and amend as the Committee deems appropriate; and

     7. report regularly to the Board on Committee findings, recommendations and any other matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings.

                                                                         ANNEX D

                          LEUCADIA NATIONAL CORPORATION
             PART III OF ARTICLE IV OF CERTIFICATE OF INCORPORATION

                              TRANSFER RESTRICTIONS


           (a) Certain Definitions. As used in this Part III of Article FOURTH, the following terms have the following respective meanings:

           "Corporation Securities" means (i) shares of common stock of the Corporation, (ii) shares of preferred stock of the Corporation, (iii) warrants, rights, or options (within the meaning of Treasury Regulation ss.1.382-2T(h)(4)(v)) to purchase stock of the Corporation, and (iv) any other interests that would be treated as "stock" of the Corporation pursuant to Treasury Regulation ss.1.382-2T(f)(18).

           "Percentage Stock Ownership" means percentage stock ownership as determined in accordance with Treasury Regulation ss.1.382-2T(g), (h), (j), and
(k).

           "Five-Percent Shareholder" means a Person or group of Persons that is identified as a "5-percent shareholder" of the Corporation pursuant to Treasury Regulation ss.1.382-2T(g)(1).

           "Person" means an individual, corporation, estate, trust, association, company, partnership, joint venture or similar organization.

           "Prohibited Transfer" means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and void under this
Part III of Article FOURTH.

           "Restriction Release Date" means the earlier of December 31, 2024, the repeal of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") (and any comparable successor provision) ("Section 382"), or the beginning of a taxable year of the Corporation (or any successor thereof) to which no Tax Benefits may be carried forward.

           "Tax Benefits" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any "net unrealized built-in loss" within the meaning of Section 382, of the Corporation or any direct or indirect subsidiary thereof.

           "Transfer" means any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation ss.1.382-2T(h)(4)(v)). A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation.

           "Treasury Regulation ss.1.382-2T" means the temporary income tax regulations promulgated under Section 382, and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

           (b) Restrictions. Any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or group of Persons shall become a Five-Percent Shareholder, or (2) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased; provided, however, that nothing herein contained shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, Inc. in the Corporation Securities.

           (c) Certain Exceptions. The restrictions set forth in paragraph (b) of this Part III of Article FOURTH shall not apply to an attempted Transfer if the transferor or the transferee obtains the approval of the Board of Directors of the Corporation. As a condition to granting its approval, the Board of Directors may, in its discretion, require an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any
Section 382 limitation on the use of the Tax Benefits.

           (d) Treatment of Excess Securities.

           (i) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the "Purported Transferee") shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the "Excess Securities"). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities.

           (ii) If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities ("Prohibited Distributions"), to an agent designated by the Board of Directors (the "Agent"). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm's-length transactions (over the New York Stock Exchange, if possible); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation's demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and the proceeds of such sale, except to the extent that the Agent grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to paragraph
(d)(iii) of this Article FOURTH if the Agent rather than the Purported Transferee had resold the Excess Securities.

           (iii) The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee had previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows:
(1) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder;
(2) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value, calculated on the basis of the closing market price for Corporation Securities on the day before the Transfer, of the Excess Securities at the time of the attempted Transfer to the Purported Transferee by gift, inheritance, or similar Transfer), which amount (or fair market value) shall be determined in the discretion of the Board of Directors; and (3) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to the Leucadia Foundation; provided, however, that (i) if the Leucadia Foundation shall have terminated prior to its receipt of such amounts, such remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (and any comparable successor provision) ("Section 501(c)(3)") selected by the Board of Directors, and (ii) if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales), represent a 5% or greater Percentage Stock Ownership interest in any class of Corporation Securities, then any such remaining amounts to the extent attributable to the disposition of the portion of such Excess Securities exceeding a 4.99 Percentage Stock Ownership interest in such class shall be paid to one or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors. The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (2) of the preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to this Part III of Article FOURTH inure to the benefit of the Corporation.

           (iv) If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty business days from the date on which the Corporation makes a demand pursuant to paragraph
(d)(ii) of this Article, then the Corporation shall institute legal proceedings to compel the surrender.

           (v) The Corporation shall make the demand described in paragraph
(d)(ii) of this Part III of Article FOURTH within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities; provided, however, that if the Corporation makes such demand at a later date, the provisions of this Part III of Article FOURTH shall apply nonetheless.

           (e) Bylaws, Legends, etc.

           (i) The Bylaws of the Corporation shall make appropriate provisions to effectuate the requirements of this Part III of Article FOURTH.

           (ii) All certificates representing Corporation Securities issued after the effectiveness of this Part III of Article FOURTH shall bear a conspicuous legend as follows:

                     THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO PART III OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF LEUCADIA NATIONAL CORPORATION REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE.

           (iii) The Board of Directors of the Corporation shall have the power to determine all matters necessary to determine compliance with this Part III of Article FOURTH, including without limitation (1) whether a new Five-Percent Shareholder would be required to be identified in certain circumstances, (2) whether a Transfer is a Prohibited Transfer, (3) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder, (4) whether an instrument constitutes a Corporation Security, (5) the amount (or fair market value) due to a Purported Transferee pursuant to clause (2) of paragraph (d)(iii) of this Part III of Article FOURTH, and (6) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Part III of Article FOURTH.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                          LEUCADIA NATIONAL CORPORATION

                                  MAY 11, 2004



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PROXY

                          LEUCADIA NATIONAL CORPORATION

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL
MEETING OF SHAREHOLDERS, MAY 11, 2004 AT 11:00 A.M.

           The undersigned shareholder of Leucadia National Corporation (the
"Company") hereby appoints Ian M. Cumming, Joseph S. Steinberg, Laura E.
Ulbrandt and Corinne A. Maki and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Shareholders of Leucadia National Corporation to be held at Credit Suisse First Boston, 11 Madison Avenue, Level 2B Auditorium, New York,
New York on May 11, 2004 at 11:00 a.m., and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

           Receipt of the Notice of Annual Meeting of Shareholders dated April
16, 2004, the Proxy Statement furnished herewith, and a copy of the Annual
Report to Shareholders for the year ended December 31, 2003 is hereby acknowledged.

           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND PURSUANT TO ITEM 4.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


NY2:\1385284\02\T_W402!.DOC\76830.0001
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                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS

                          LEUCADIA NATIONAL CORPORATION

                                  MAY 11, 2004

       [Graphic] PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED [Graphic]

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     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND
     FOR PROPOSALS 2 AND 3 AND PURSUANT TO ITEM 4. PLEASE, SIGN, DATE AND RETURN
     PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK
     INK AS SHOWN HERE [X]

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ITEM 1.  Election of Directors.                      NOMINEES

[ ]  FOR ALL NOMINEES                       [Graphic]  IAN M. CUMMING
                                            [Graphic]  PAUL M. DOUGAN
[ ]  WITHHOLD AUTHORITY FOR                 [Graphic]  LAWRENCE D. GLAUBINGER
     ALL NOMINEES                           [Graphic]  ALAN J. HIRSCHFIELD
                                            [Graphic]  JAMES E. JORDAN
[ ]  FOR ALL EXCEPT                         [Graphic]  JEFFREY C. KEIL
     (SEE INSTRUCTIONS BELOW)               [Graphic]  JESSE CLYDE NICHOLS, III
                                            [Graphic]  JOSEPH S. STEINBERG

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR
ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as show here: [Graphic]



ITEM 2. Approval of the amendment to the Company's Certificate of Incorporation extending the expiration date of certain restrictions on the transferability of the Company's common shares to December 31, 2024.

         FOR              AGAINST              ABSTAIN

         [ ]               [ ]                   [ ]

ITEM 3. Ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for 2004.

         FOR              AGAINST              ABSTAIN

         [ ]               [ ]                   [ ]

ITEM 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly be presented to the Meeting or any adjournment of the Meeting.


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To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be substituted via this method.

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

(Signature)___________________  (Signature if held jointly)___________________  Dated:__________, 2004


NOTE: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.